DERIVED INFORMATION [9/19/06]

[$1,069,750,000]
Senior, Mezzanine & Subordinate Bonds Offered
(Approximate)

[$1,080,750,100]
Total Certificates Offered & Non-Offered
(Approximate)

Home Equity Pass-Through Certificates, Series 2006-7

Credit Suisse First Boston Mortgage Securities Corp.
Depositor

[U.S. Bank, N.A.]
Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in thee materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Please populate column D (&E) with the corresponding pool characteristics in Column B.

-  For values in currency format, omit $.

-  For values in percentage format, provide data to 3 decimal places and omit %.

-  For WAC Net Rate, subtract servicing fee, trustee fee, and initial MI fee.

-  For MI Flag, Y or N.

	Deal Name		Data
Collateral Characteristics	Pool Balance		$1,095,034,662
	# of Loans	#	5,568
	Avg Prin Balance		$196,666
	WAC	%	8.26
	WA Net Rate	%	7.74
	WAM	#	352
	Seasoning	#	2
	Second Liens	%	3.8
	WA CLTV	%	87.9
	WA FICO	#	632
	Prepay Penalties	%	76.1
Arm Characteristics	WAC (Arms only)%		8.15
	WAM (Arms only)	#	358
	WA Margin	%	5.92
	WA Initial Cap	%	2.62
	WA Periodic Cap	%	1.06
	WA Cap	%	14.12
	WA Months to Roll	#	24
Loan Type	Fixed	%	19.5
	Balloons	%	46.5
	2/28 Arms	%	64.8
	3/27 Arms	%	14.1
	Other Hybrid Arms	%	1.6
Index	1-Month LIBOR	%	0.0
	6-Month LIBOR	%	80.5
	Other Index	%	0.0
Loan Purpose	Purchase	%	46.1
	Cash-Out Refi	%	48.4
	Rate-Term Refi	%	5.5
	Debt Consolidation	%	0.0
Occupancy Status	Owner	%	94.7
	Second Home	%	0.6
	Investor	%	4.6
Property Type	Single Family	%	73.6
	2-4 Family	%	8.3
	PUD	%	13.6
	MH	%	0.0
	Condo	%	4.5
Doc Type	Full Doc	%	54.1
	Stated Doc	%	30.3
	Limited Doc	%	15.4
	No Doc	%	0.2
MI Data	MI Flag	Y/N	N
	% of Pool Covered	%	0.0
	Effective LTV	%	0.0

FICO Distribution	FICO <460%		0.0
	FICO 460-479%		0.0
	FICO 480-499%		0.0
	FICO 500-519%		2.9
	FICO 520-539%		3.9
	FICO 540-559%		6.6
	FICO 560-579%		6.2
	FICO 580-599%		9.7
	FICO 600-619%		13.0
	FICO 620-639%		11.6
	FICO 640-659%		14.4
	FICO 660-679%		10.4
	FICO 680-699%		8.3
	FICO 700-719%		5.1
	FICO 720-739%		3.2
	FICO 740-759%		2.1
	FICO >760%		2.5

WA DTI

DTI Distribution	DTI <10.00%		0.5
	DTI 10.00-19.99%		1.4
	DTI 20.00-29.99%		5.4
	DTI 30.00-39.99%		19.5
	DTI 40.00-49.99%		59.9
	DTI 50.00-59.99%		13.2
	DTI 60.00-69.99%		0.0
	DTI >=70.00%		0.0
	Unknown	%	0.0

LTV Distribution	LTV <20%		0.1
	LTV 20.01-30%		0.1
	LTV 30.01-40%		0.4
	LTV 40.01-50%		1.5
	LTV 50.01-60%		3.1
	LTV 60.01-70%		8.0
	LTV 70.01-80%		57.1
	LTV 80.01-90%		22.2
	LTV 90.01-100%		7.5
	LTV >100%		0.0

			Count	Balance	%
Loan Balance Distribution	$ 0-25,000	# & %	78	1,683,588	0.2
	$ 25,001-50,000	# & %	337	13,098,990	1.2
	$ 50,001-75,000	# & %	538	33,783,644	3.1
	$ 75,001-100,000	# & %	529	46,660,952	4.3
	$ 100,001-150,000	# & %	1021	127,594,941	11.7
	$ 150,001-200,000	# & %	960	168,275,753	15.4
	$ 200,001-250,000	# & %	642	143,464,174	13.1
	$ 250,001-300,000	# & %	450	122,921,826	11.2
	$ 300,001-350,000	# & %	273	88,705,607	8.1
	$ 350,001-400,000	# & %	223	83,449,154	7.6
	$ 400,001-450,000	# & %	158	67,274,641	6.1
	$ 450,001-500,000	# & %	146	69,721,293	6.4
	$ 500,001-550,000	# & %	74	38,865,461	3.5
	$ 550,001-600,000	# & %	54	31,021,222	2.8
	$ 600,001-650,000	# & %	39	24,226,507	2.2
	$ 650,001-700,000	# & %	22	14,980,413	1.4
	$ 700,001-750,000	# & %	11	8,050,577	0.7
	$ 750,001-800,000	# & %	5	3,874,827	0.4
	$ 800,001-850,000	# & %	4	3,266,509	0.3
	$ 850,001-900,000	# & %	0	-	0
	$ 900,001-950,000	# & %	2	1,880,586	0.2
	$ 950,001-1,000,000	# & %	0	-	0
	> $ 1,000,001	# & %	2	2,234,000	0.2

Geographic Distribution	AK	%	0.4
	AL	%	0.4
	AR	%	0.2
	AZ	%	5.1
	CA	%	30.7
	CO	%	2.0
	CT	%	0.9
	DC	%	0.3
	DE	%	0.1
	FL	%	13.1
	GA	%	2.2
	HI	%	0.5
	IA	%	0.2
	ID	%	0.8
	IL	%	5.3
	IN	%	0.4
	KS	%	0.3
	KY	%	0.4
	LA	%	0.3
	MA	%	0.9
	MD	%	3.0
	ME	%	0.1
	MI	%	1.2
	MN	%	1.1
	MO	%	1.1
	MS	%	0.2
	MT	%	0.0
	NC	%	0.8
	ND	%	0.0
	NE	%	0.1
	NH	%	0.1
	NJ	%	2.1
	NM	%	0.4
	NV	%	2.9
	NY	%	4.8
	OH	%	1.9
	OK	%	0.4
	OR	%	2.7
	PA	%	1.1
	RI	%	0.7
	SC	%	0.5
	SD	%	0.0
	TN	%	0.8
	TX	%	1.3
	UT	%	0.7
	VA	%	2.8
	VT	%	0.0
	WA	%	4.2
	WI	%	0.3
	WV	%	0.1
	WY	%	0.1

loan_no	Balance	WAC	FICO	LTV	Occupancy	Purpose	Property Type	State	City	ZIP	DTI	Documentation
408142313	633,046.47	7.60	788	80.0	P	P	PUD	NV	LAS VEGAS	89178	45.8	RED
408142329	602,901.71	9.90	543	90.0	P	P	SFR	OR	PORTLAND	97266	53.5	FULL
408141784	759,516.51	9.05	639	80.0	P	RT	SFR	CA	WALNUT CREEK	94596	50.0	RED
408850857	641,129.35	9.43	535	75.0	P	RT	SFR	WA	SEATTLE	98117	46.7	RED
408142010	638,611.21	6.55	655	80.0	P	P	SFR	CA	ENCINITAS	92024	48.5	STATED
408152326	635,689.93	7.25	640	75.0	P	P	2F	CA	SANTA CLARA	95050	54.9	FULL
408865742	679,620.75	8.90	641	80.0	P	P	SFR	FL	TREASURE ISLAND	33706	47.1	STATED
408504964	611,613.75	7.68	660	80.0	P	CO	SFR	CA	GRANADA HILLS	91344	38.6	RED
408505103	679,065.71	7.90	611	80.0	P	CO	PUD	FL	FORT MYERS	33908	29.7	STATED
408505022	659,065.35	7.75	598	84.1	P	CO	PUD	VA	RESTON	20191	48.2	FULL
408527407	614,668.81	8.23	638	75.0	P	CO	SFR	CA	SAN PEDRO	90731	49.4	STATED
408193919	717,398.86	8.88	663	70.0	P	CO	SFR	VA	MC LEAN	22101	47.7	STATED
407607273	640,000.00	8.25	728	42.2	P	CO	SFR	CA	OAKDALE	95361	54.6	FULL
408864959	689,767.04	11.25	675	100.0	P	P	PUD	AZ	ANTHEM	85086	45.3	RED
408863468	604,000.00	6.99	623	80.0	P	CO	2F	NY	COLLEGE POINT	11356	50.2	FULL
408725855	749,496.76	8.00	641	79.8	P	P	PUD	VA	CHESTERFIELD	23838	43.3	STATED
408959473	608,000.00	7.55	648	80.0	P	RT	SFR	CA	ORANGE	92867	48.6	FULL
408504976	810,000.00	8.50	603	90.0	P	CO	3-4F	FL	FORT MYERS BEACH	33931	46.7	FULL
408864017	617,296.63	8.54	668	79.7	P	CO	SFR	DC	WASHINGTON	20012	40.7	STATED
408725957	663,200.00	7.38	683	80.0	P	P	PUD	FL	WESTON	33327	44.2	STATED
407607170	617,938.86	7.99	690	72.8	P	P	SFR	CA	BAKERSFIELD	93314	48.0	RED
408724818	622,991.61	7.63	636	80.0	P	P	SFR	CA	SAN JOSE	95121	40.6	STATED
408865925	780,000.00	7.25	644	80.0	P	CO	SFR	CA	BRENTWOOD	94513	47.5	FULL
408724751	643,747.76	7.88	647	85.0	P	CO	SFR	NJ	CHERRY HILL	8003	45.0	STATED
408142102	603,541.66	7.03	673	80.0	P	P	SFR	CA	DALY CITY	94015	48.5	RED
408863209	667,877.68	8.84	549	80.0	P	CO	SFR	NY	CLIFTON PARK	12065	39.2	FULL
408850988	679,862.12	9.18	683	80.0	P	P	SFR	FL	ASTOR	32102	48.0	RED
408850879	631,826.67	8.15	654	80.0	P	CO	SFR	CA	SACRAMENTO	95816	46.8	STATED
408141735	667,503.07	7.40	665	80.0	P	P	PUD	AZ	GOODYEAR	85338	31.0	FULL
408863271	674,464.68	8.30	683	64.3	P	CO	2F	NY	BROOKLYN	11238	49.1	FULL
408142199	717,506.32	9.28	542	84.5	P	CO	PUD	TN	NASHVILLE	37215	29.9	FULL
408864623	639,000.00	6.34	653	90.0	P	CO	SFR	CA	SAN FRANCISCO	94124	32.3	FULL
408193080	699,920.00	7.13	662	80.0	P	P	PUD	CA	NORTHRIDGE	91326	31.8	FULL
408105013	815,164.33	8.10	627	90.0	P	P	PUD	CA	LADERA RANCH	92694	44.3	RED
408725833	619,999.99	7.75	713	80.0	P	P	SFR	CA	SAN JOSE	95123	42.7	STATED
408193112	739,804.25	6.99	730	80.0	P	P	2F	CA	EAST PALO ALTO	94303	47.6	FULL
408193220	603,555.39	6.38	741	75.0	P	P	SFR	CA	IRVINE	92604	53.4	FULL
409039424	606,107.01	8.10	666	95.0	P	P	SFR	MD	DICKERSON	20842	15.2	FULL
408105015	703,748.76	8.65	558	64.1	P	CO	PUD	CA	RANCHO SANTA MARGARITA	92679	38.8	FULL
408152507	606,944.18	8.25	697	95.0	S	P	SFR	CA	LA VERNE	91750	33.4	FULL
408152474	608,000.00	7.13	709	80.0	P	P	2F	CA	LOS ANGELES	90039	47.2	RED
408865308	674,939.62	8.89	640	90.0	P	CO	SFR	CA	CORONA	92883	47.8	STATED
408724691	635,732.19	9.00	730	85.0	P	CO	SFR	IL	HINSDALE	60521	44.5	STATED
408863908	748,697.66	6.75	653	73.4	P	CO	SFR	CA	LAGUNA HILLS	92653	54.0	FULL
408130291	778,500.00	8.99	616	89.5	P	CO	SFR	CA	STOCKTON	95207	40.9	STATED
408865849	679,718.64	7.40	639	80.0	P	P	PUD	WA	FALL CITY	98074	40.7	FULL
408142012	604,000.00	7.05	648	80.0	P	CO	SFR	CA	VALENCIA	91354	41.8	STATED
408130283	619,724.79	8.75	686	80.0	P	CO	3-4F	CA	PASADENA	91104	48.8	RED
408865266	700,932.42	9.89	587	82.5	P	CO	PUD	GA	ATLANTA	30345	43.9	FULL
408527411	647,682.65	8.55	633	80.0	P	CO	PUD	CO	LITTLETON	80126	42.3	RED
408130322	831,120.93	7.30	669	80.0	P	P	PUD	CA	CARLSBAD	92009	48.3	RED
408141826	636,000.00	7.75	689	80.0	P	P	PUD	CA	LAGUNA NIGUEL	92656	47.8	RED
408724821	682,003.39	8.75	701	80.0	P	P	2F	CT	STAMFORD	6906	44.1	STATED
408864380	633,688.96	8.70	568	75.0	I	CO	SFR	CA	REDWOOD CITY	94061	35.8	FULL
408863441	766,650.00	8.25	674	94.0	P	CO	SFR	CA	NORCO	92860	16.4	FULL
408724743	687,403.54	9.75	594	80.0	I	P	SFR	CA	REDWOOD CITY	94063	48.7	FULL
408152349	617,600.00	6.63	684	80.0	P	P	2F	CA	UNION CITY	94587	50.0	FULL
700319366	948,585.51	7.50	705	54.3	P	P	3-4F	CA	SAN FRANCISCO	94114	36.8	FULL
407882845	691,091.84	9.93	641	90.0	P	CO	2F	IL	CHICAGO	60613	43.4	STATED
408863827	625,000.00	6.79	643	62.0	P	CO	SFR	FL	WINDERMERE	34786	44.1	FULL
408724880	679,662.06	8.50	703	80.0	P	CO	SFR	NY	PORT CHESTER	10573	44.3	STATED
408527455	669,270.67	9.75	703	100.0	P	P	CO	CA	SAN DIEGO	92116	50.2	RED
408865748	679,761.96	7.30	769	80.0	P	P	SFR	CA	SAN FRANCISCO	94131	49.2	STATED
408865799	607,325.48	7.99	637	90.0	P	RT	SFR	CA	SOLEDAD	93960	54.5	FULL
408865228	603,100.18	8.49	760	95.0	P	P	SFR	NJ	PALISADES PARK	7650	49.5	FULL
408865921	699,816.23	8.30	635	89.7	P	CO	PUD	CA	HERCULES	94547	45.0	STATED
408152316	610,875.70	6.99	701	80.0	P	P	SFR	CA	SAN JOSE	95111	50.3	STATED
408865491	699,866.31	9.38	650	80.0	P	CO	SFR	IL	LONG GROVE	60047	42.0	STATED
408865485	679,681.35	8.70	540	80.0	P	CO	SFR	CA	CONCORD	94521	49.9	STATED
408130285	750,000.00	9.75	613	88.2	P	CO	2F	CA	OAKLAND	94609	54.9	STATED
408864681	637,316.86	7.99	650	85.0	I	CO	SFR	CA	RANCHO CUCAMONGA	91701	24.5	FULL
408141924	735,639.56	8.55	607	85.0	P	CO	SFR	HI	LAHAINA	96761	49.9	STATED
408130297	810,223.28	7.99	618	85.0	P	CO	3-4F	CA	LOS ANGELES	90038	42.5	STATED
408863835	790,160.00	8.99	552	85.0	P	CO	SFR	CA	GILROY	95020	46.5	FULL
409039452	1,084,000.00	8.35	643	80.0	P	CO	SFR	AZ	PARADISE VALLEY	85253	40.1	FULL
408864212	621,000.00	8.80	715	90.0	P	P	SFR	CA	CAMARILLO	93010	49.8	RED
408865695	932,000.00	7.95	699	80.0	P	P	SFR	CA	SAN JOSE	95120	49.6	STATED
408105006	620,404.38	9.20	589	90.0	P	P	SFR	CA	SAN MARCOS	92069	44.4	RED
408864807	601,063.72	8.80	554	90.0	P	CO	SFR	CA	LOS ANGELES	90045	51.1	FULL
408865590	739,814.06	8.45	702	80.0	P	P	SFR	FL	PUNTA GORDA	33982	46.1	STATED
408142275	747,537.94	7.75	674	79.9	P	CO	SFR	NV	LAS VEGAS	89149	35.6	FULL
408865585	696,850.67	8.99	571	85.0	P	CO	PUD	NV	LAS VEGAS	89143	23.1	FULL
408865487	639,784.06	9.80	579	82.1	P	CO	SFR	CA	PICO RIVERA	90660	42.4	STATED
408863344	1,149,999.99	7.99	660	76.7	P	CO	SFR	IL	DES PLAINES	60016	48.7	FULL
408142239	615,597.07	7.55	644	80.0	P	P	SFR	CA	ELK GROVE	95757	47.1	STATED

Please fill out chart with the appropriate characteristics for each rep line. Please note '% of total IO' should add up to 100%.

Product Type	WA IO Term	Number of Loans	Loan Balance	Avg. Loan Balance	% of Total IO	% of Total Pool	WAC	WA Margin	WA FICO	WA LTV	% Owner Occupied	% Purchase	% Investor	WA DTI	% Full Doc
2/28 ARM 24 Month IO	24	3	853,500	284,500	0.5	0.1	7.74	6.05	610	75.2	100	24.8	0	40	56.1
2/28 ARM 36 Month IO
2/28 ARM 60 Month IO	60	446	136,770,551	306,660	81.7	12.5	7.57	5.68	668	80	98.9	62.6	0.9	43.8	46.1
2/28 ARM 120 Month IO	120	2	503,920	251,960	0.3	0	6.36	5.04	659	80	100	100	0	43.5	63.5
3/27 ARM 24 Month IO
3/27 ARM 36 Month IO
3/27 ARM 60 Month IO	60	59	16,713,378	283,278	10	1.5	7.44	5.07	692	80.4	100	70.2	0	41.4	33.5
3/27 ARM 120 Month IO
5/25 ARM 60 Month IO	60	8	2,144,734	268,092	1.3	0.2	7.18	5.35	686	76.7	93.2	31.8	0	45.4	66.6
5/25 ARM 120 Month IO	120	4	1,099,921	274,980	0.7	0.1	7.48	3	699	80	89.9	100	10.1	43.9	10.1
10/20 ARM 60 Month IO
10/20 ARM 120 Month IO
30 Fixed IO	61	32	9,323,218	291,351	5.6	0.9	7.22	0	679	71.9	100	7.7	0	43.8	82.1
15 Fixed IO
Other IO
Totals:	60	554	167,409,222	302,183	100	100	7.53	5.59	671	79.5	99	60	0.8	43.5	47

Please fill out with total value dollars for loans in the pool that fall into teach cell of the matrix.

Initial Periodic Caps
Product Type	1.00%	1.50%	2.00%	2.50%	3.00%	3.50%	4.00%	4.50%	5+%
2/28 ARM 24 Month IO	-	-	266,500	-	587,000	-	-	-	-
2/28 ARM 36 Month IO	-	-	-	-	-	-	-	-	-
2/28 ARM 60 Month IO	-	7,638,072	25,576,693	-	103,555,786	-	-	-	-
2/28 ARM 120 Month IO	-	-	-	-	503,920	-	-	-	-
3/27 ARM 24 Month IO	-	-	-	-	-	-	-	-	-
3/27 ARM 36 Month IO	-	-	-	-	-	-	-	-	-
3/27 ARM 60 Month IO	-	7,529,872	1,733,750	-	7,449,757	-	-	-	-
5/25 ARM 60 Month IO	-	704,650	-	-	1,440,084	-	-	-	-
Other IO	-	-	-	-	-	-	-	-	1,099,921

Please provide a breakdown of percentages for each cell of the matrix for loans that fall within the appropriate category brokendown between loans with MI and loans without MI as well as the loan count for each breakdown in the matrices below.  The sum of the percentages for the with MI and without MI percentages should equal 100%.  The sum of the loans in the matrices below should equal the number of loans in the pool.  If FICO is not available for loan, default to <450 bucket.  If deal does not have MI, provide data for the entire pool in the "Loans without MI" matrix.

Percentage by range					Loans without MI
					FICOs
		<450	451-500	501-550	551-600	601-650	651-700	701-750	>750
	<20	0.00%	0.00%	0.01%	0.01%	0.02%	0.00%	0.02%	0.00%
	20-30	0.00%	0.00%	0.05%	0.03%	0.03%	0.02%	0.03%	0.00%
	30-40	0.00%	0.00%	0.09%	0.08%	0.07%	0.06%	0.05%	0.00%
	40-50	0.00%	0.00%	0.35%	0.41%	0.41%	0.07%	0.12%	0.03%
LTVs	50-60	0.00%	0.00%	0.85%	0.81%	0.61%	0.36%	0.23%	0.09%
	60-70	0.00%	0.00%	1.44%	2.01%	1.53%	0.79%	0.15%	0.09%
	70-80	0.00%	0.05%	3.05%	3.86%	7.27%	4.83%	1.52%	0.46%
	80-90	0.00%	0.04%	3.75%	8.22%	15.35%	14.87%	6.18%	2.36%
	90-100	0.00%	0.01%	0.64%	4.08%	7.58%	3.53%	1.03%	0.39%
	>100	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Sum	100.00%
					Loans with MI
					FICOs
		<450	451-500	501-550	551-600	601-650	651-700	701-750	>750
	<20	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	20-30	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	30-40	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	40-50	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
LTVs	50-60	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	60-70	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	70-80	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	80-90	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	90-100	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	>100	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
	Sum	0.00%

Loan Count					Loans without MI
					FICOs
		<450	451-500	501-550	551-600	601-650	651-700	701-750	>750
	<20	0	0	1	1	3	0	3	0
	20-30	0	0	5	5	4	2	2	0
	30-40	0	0	9	9	6	6	3	1
	40-50	0	0	25	30	25	5	5	3
LTVs	50-60	0	0	54	54	34	22	9	4
	60-70	0	0	90	111	74	32	8	3
	70-80	0	4	182	232	401	229	65	19
	80-90	0	3	234	458	732	632	246	88
	90-100	1	1	34	268	690	289	81	31
	>100	0	0	0	0	0	0	0	0
	#	5568

					Loans with MI
					FICOs
		<450	451-500	501-550	551-600	601-650	651-700	701-750	>750
	<20	0	0	0	0	0	0	0	0
	20-30	0	0	0	0	0	0	0	0
	30-40	0	0	0	0	0	0	0	0
	40-50	0	0	0	0	0	0	0	0
LTVs	50-60	0	0	0	0	0	0	0	0
	60-70	0	0	0	0	0	0	0	0
	70-80	0	0	0	0	0	0	0	0
	80-90	0	0	0	0	0	0	0	0
	90-100	0	0	0	0	0	0	0	0
	>100	0	0	0	0	0	0	0	0
	#	0